THIS NOTE IS SECURED PURSUANT TO AND BY THE TERMS OF A SECURITY AGREEMENT EXECUTED BY THE BORROWER IN FAVOR OF THE LENDER.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

                                 eCLICKMD, INC.

                  POST-PETITION SENIOR SECURED PROMISSORY NOTE
                  --------------------------------------------



$64,074.00                                       As of November 13, 2003



         FOR VALUE RECEIVED, the undersigned, eCLICKMD, INC., a Nevada corporation (the "Borrower"), promises to pay GRYPHON OPPORTUNITIES FUND I, LLC, a Delaware corporation (the "Lender") the sum of Sixty Four Thousand and 74/100 Dollars ($64,074.00) (the "Principal Amount") with interest from the date of advancement on the unpaid balance hereof from time to time remaining unpaid at a rate equal to five (5%) percent per annum.

         This Note is issued pursuant to an order of the United States Bankruptcy Court for the Western District of Texas, dated as of October 6, 2003 in Case No. 03-12387-FRM approving post-petition financing by Borrower, and granting Lender a superpriority lien on effectively all of the assets of Borrower.

         Notwithstanding any provision to the contrary contained herein or elsewhere, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Court's Order Approving Post-Petition Financing. Reference to that Order shall in no way impair the absolute and unconditional obligation of the Borrower to pay both the Principal Amount and interest as provided herein.

         1. Principal and Payments. This Note shall mature and the Principal Amount shall be due and payable immediately upon demand ("Demand") by the Borrower. The date of the giving by the Borrower of Demand shall be referred to herein as the "Maturity Date"). All payments hereunder shall be payable to the Lender. All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments. Each payment by the Borrower pursuant to this Note shall be made without set-off or deduction and in immediately available funds. All payments of the Principal Amount and interest under this Note (and all other amounts payable hereunder) shall be made to Lender on or before the Maturity Date at the address of Lender hereinbefore set forth or, at Lender's request, to Lender at such other address as Lender may, from time to time, designate in writing. If any payment hereunder becomes due on a Saturday, Sunday or legal holiday, such payment shall become due on the next business day. The Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note (except as specifically provided elsewhere in this Note) and (ii) agrees, in the event of an Event of Default (as hereinafter defined), to pay to the holder of this Note, on demand, all costs and expenses (including legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

         2. Interest. Subject to prior conversion as set forth in Section 3, the Borrower shall pay interest on the outstanding Principal Amount of this Note on the Maturity Date. Interest on this Note shall accrue on the outstanding principal amount from the date of issuance until repayment of the Principal Amount and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to thirteen (13%) percent per annum from the date a default in this Note first occurs until repayment, provided, that in no event shall the interest rate exceed the highest lawful rate as provided below. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision in this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Lender shall ever receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

         3.       Events of Default.

                  A. The term "Event of Default" shall mean any of the events set forth in this Section 5A:

                           (i)      Non-Payment of Obligations. The Borrower
shall default in the payment of the Principal Amount or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

                           (ii)     Conversion. The Borrower shall voluntarily
or involuntarily permit or suffer the conversion of its chapter 11 case to a case under chapter 7 of the United States Bankruptcy Code.

                           (iii)    Liens and Judgments. The Borrower shall
hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired.

                  B. Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, upon notice to the Borrower, declare all or any portion of the outstanding Principal Amount, together with interest accrued on this Note, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

         4. Security Interest. Payment of this Note is secured by the Post-Petition Security Agreement. Additional rights of Lender in connection with this Note are set forth in the Security Agreement.

         5. Notices. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Agreement.

         6.       Waiver and Amendment.

                  A. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Borrower from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and each Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

                  B. No failure or delay on the part of the Lender in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  C. To the extent that the Borrower makes a payment or payments to the Lender, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  D.       After any waiver, amendment or supplement under this
Section 7 becomes effective, the Borrower shall mail to the Holders a copy thereof.

         7.       Miscellaneous.

                  A. Parties in Interest; Right of Lender to Assign Note. All covenants, agreements and undertakings in this Note binding upon the Borrower or the Lender shall bind and inure to the benefit of the successors and permitted assigns of the Borrower and the Lender, respectively, whether so expressed or not. The Lender shall have the right to assign this Note and the Borrower shall take any and all action reasonably requested by the Lender to facilitate the assignment of this Note and each assignee shall be deemed the "Lender" of the portion of the Note so assigned. The Borrower may not assign this Note (and/or its obligations pursuant to this Note).

                  B. Governing Law, Etc. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Borrower hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon the Borrower or such agent, return receipt requested, with the same full force and effect as if personally served upon the Borrower in New York City. The parties hereto expressly and irrevocably each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

                  C. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S PURCHASING THIS NOTE.

         8. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                          BORROWER:

                                          eCLICKMD, INC.


                                          By: /s/ NEIL BURLEY
                                              ------------------------------
                                              Name:  Neil Burley
                                              Title: Chief Financial Officer